Filings that have been previously made by the Lehman ABS will now be made under each of the following trusts.

-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-1
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-2
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-3
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-4
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-5
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-6
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-7
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-8
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-9
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-10
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-11
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-12
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-14
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-15
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-16
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-18
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES, Series 2001-23
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES,
Georgia-Pacific Debenture-Backed Series 2001-29
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES,
Liberty Media Debenture-Backed Series 2001-32
-------------------------------------------------------------------------------
LEHMAN ABS CORP CORPORATE BACKED TRUST CERTIFICATES,
Federal Express Corporation Note-Backed Series 2001-37
-------------------------------------------------------------------------------